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                                                                   Exhibit 10.10

                         EXECUTIVE EMPLOYMENT AGREEMENT

          EXECUTIVE EMPLOYMENT AGREEMENT, effective as of November 1, 2001 by and between MERISTAR HOTELS & RESORTS, INC., a Delaware corporation (the "Company"), MERISTAR MANAGEMENT COMPANY, L.L.C., a Delaware limited liability company (the "LLC"), and PAUL W. WHETSELL (the "Executive"), an individual residing at 10901 Tara Road, Potomac, Maryland 20854.

          The Company and the LLC desire to employ the Executive in the capacities of Chairman of the Board and Chief Executive Officer, and the Executive desires to be so employed, on the terms and subject to the conditions set forth in this agreement (the "Agreement");

          Now, Therefore, in consideration of the mutual covenants set forth herein and other good and valuable consideration the parties hereto hereby agree as follows:

          1.   Employment; Term. The Company and the LLC each hereby employ the
               ----------------
Executive, and the Executive agrees to be employed by the Company and the LLC, upon the terms and subject to the conditions set forth herein, for a term of three and one-half (3-1/2) years, commencing on November 1, 2001 (the "Commencement Date"), and ending on May 1, 2005, unless terminated earlier in accordance with Section 5 of this Agreement; provided that such term shall
                                             --------
automatically be extended from time to time for additional periods of one calendar year from the date on which it would otherwise expire unless the Executive, on the one hand, or the Company and the LLC, on the other, give notice to the other party and parties prior to such date that it elects to permit the term of this Agreement to expire without extension on such date. (The initial term of this Agreement as the same may be extended in accordance with the terms of this Agreement is hereinafter referred to as the "Term").

          2.   Positions; Conduct.
               ------------------

               (a) During the Term, the Executive will hold the titles and offices of, and serve in the positions of, Chairman of the Board and Chief Executive Officer of the Company and the LLC. The Executive shall report to the Board of Directors of the Company (the "Board") and shall perform such specific duties and services (including service as an officer, director or equivalent position of any direct or indirect subsidiary without additional compensation) as they shall reasonably request consistent with the Executive's positions.

               (b) During the Term, the Executive agrees to devote his full business time and attention to the business and affairs of the Company and the LLC and to faithfully and diligently perform, to the best of his ability, all of his duties and responsibilities hereunder. The Company is aware that Executive has an Employment Agreement, dated as of November 1, 2001 ("MHC Agreement"), with MeriStar Hospitality Corporation and MeriStar Hospitality Operating Partnership, L.P. (collectively, "MHC") and may perform duties as required under such agreement so long

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as those duties are not in violation of this Agreement. Nothing in this
Agreement shall preclude the Executive from devoting reasonable time and attention to (i) serving, with the approval of the Board, as a director, trustee or member of any committee of any organization, (ii) engaging in charitable and community activities and (iii) managing his personal investments and affairs; provided that such activities do not involve any material conflict of interest
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with the interests of the Company or, individually or collectively, interfere materially with the performance by the Executive of his duties and responsibilities under this Agreement. Notwithstanding the foregoing and except as expressly provided herein, during the Term, the Executive may not accept employment with any other individual or entity, or engage in any other venture which is directly or indirectly in conflict or competition with the business of the Company or the LLC.

               (c) The Executive's office and place of rendering his services under this Agreement shall be in the principal executive offices of the Company which shall be in the Washington, D.C. metropolitan area. Under no circumstances shall the Executive be required to relocate from the Washington, D.C. metropolitan area or provide services under this Agreement in any other location other than in connection with reasonable and customary business travel. During the Term, the Company shall provide the Executive with executive office space, and administrative and secretarial assistance and other support services consistent with his positions as Chairman of the Board and Chief Executive Officer and with his duties and responsibilities hereunder.

          3.   Board of Directors. While it is understood that the right to
               ------------------
elect directors of the Company is by law vested in the stockholders and directors of the Company, it is nevertheless mutually contemplated that, subject to such rights, during the Term the Executive will serve as a member of the Company's Board of Directors.

          4.   Salary; Additional Compensation; Perquisites and Benefits.

               (a) During the Term, the Company and the LLC will pay the Executive a base salary at an aggregate annual rate of not less than $190,000 per annum, subject to annual review by the Compensation Committee of the Board (the "Compensation Committee"), and in the discretion of such Committee, increased from time to time. Once increased, such base salary may not be decreased. Such salary shall be paid in periodic installments in accordance with the Company's standard practice, but not less frequently than semi-monthly.

               (b) For each fiscal year during the Term, the Executive will be eligible to receive a bonus from the Company. The award and amount of such bonus shall be based upon the achievement of predefined operating or performance goals and other criteria established by the Compensation Committee, which goals shall give the Executive the opportunity to earn a bonus in the following amounts: threshold target - 25% of base salary; target - 125% of base salary; and maximum bonus amount - 150% of base salary.

               (c) During the Term, the Executive will participate in all plans now existing or hereafter adopted by the Company or the LLC for their management

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employees or the general benefit of their employees, such as any pension, profit-sharing, bonuses, stock option or other incentive compensation plans, life and health insurance plans, or other insurance plans and benefits on the same basis and subject to the same qualifications as other senior executive officers. Notwithstanding the foregoing, the Company and the LLC may, in their sole discretion, discontinue or eliminate any such plans.

               (d) The Executive shall be granted 500,000 stock options in the Company on December 11, 2001 at the then current market price. The options will vest equally on the first, second and third anniversary of the date of grant. Annual stock option grants thereafter shall be at the discretion of the Board.

               (e) The Company and the LLC will reimburse the Executive, in accordance with their standard policies from time to time in effect, for all out-of-pocket business expenses as may be incurred by the Executive in the performance of his duties under this Agreement.

               (f) The Executive shall be entitled to vacation time to be credited and taken in accordance with the Company's policy from time to time in effect for senior executives, which in any event shall not be less than a total of four weeks per calendar year. Such vacation time shall not be carried over year to year, and shall not be paid out upon termination of employment, or upon expiration of this Agreement.

               (g) The Company (or MHC), at its sole cost, shall pay (i) up to $20,000 annually (to be increased annually by the prior year's consumer price index, "CPI") toward the premium of a life insurance policy with a death benefit of at least $2,000,000 payable to a beneficiary designated by the Executive and
(ii) up to $20,000 annually (to be increased annually by the prior year's CPI) toward the premium of a disability policy which, upon a determination of the Executive's Disability (as hereinafter defined), pays at least $2,000,000 to the Executive. The premiums for such insurance policies are to be split equally between the Company and MHC for so long as the Executive is employed by MHC. While the Executive is employed by both the Company and MHC, the Company and MHC, in the aggregate, shall not pay in excess of $20,000 annually (as increased by CPI) toward each premium.

               (h) The Executive shall be granted a car allowance of up to $1,000 per month toward the lease of an automobile to be leased by the Company (or MHC) for the use of the Executive. The monthly lease payment for such car is to be split equally between the Company and MHC for so long as the Executive is employed by MHC. While the Executive is employed by both the Company and MHC, the Company and MHC, in the aggregate, shall not pay in excess of $1,000 monthly toward such car lease.

               (i) To the fullest extent permitted by applicable law, the Executive shall be indemnified and held harmless by the Company and the LLC against any and all judgments, penalties, fines, amounts paid in settlement, and other reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements)

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actually incurred by the Executive in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, investigative or other) for any action or omission in his capacity as a director, officer or employee of the Company or the LLC.

               Indemnification under this Section 4(i) shall be in addition to, and not in substitution of, any other indemnification by the Company or the LLC of its officers and directors. Expenses incurred by the Executive in defending an action, suit or proceeding for which he claims the right to be indemnified pursuant to this Section 4(i) shall be paid by the Company or the LLC, as the case may be, in advance of the final disposition of such action, suit or proceeding upon the Company's or the LLC's receipt of (x) a written affirmation by the Executive of his good faith belief that the standard of conduct necessary for his indemnification hereunder and under the provisions of applicable law has been met and (y) a written undertaking by or on behalf of the Executive to repay the amount advanced if it shall ultimately be determined by a court that the Executive engaged in conduct, including fraud, theft, misfeasance, or malfeasance against the Company or the LLC, which precludes indemnification under the provisions of such applicable law. Such written undertaking in clause
(y) shall be accepted by the Company or the LLC, as the case may be, without security therefor and without reference to the financial ability of the Executive to make repayment thereunder. The Company and the LLC shall use commercially reasonable efforts to maintain in effect for the Term of this Agreement a directors' and officers' liability insurance policy, with a policy limit of at least $5,000,000, subject to customary exclusions, with respect to claims made against officers and directors of the Company or the LLC; provided,
                                                                      --------
however, the Company or the LLC, as the case may be, shall be relieved of this
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obligation to maintain directors' and officers' liability insurance if, in the good faith judgment of the Company or the LLC, it cannot be obtained at a reasonable cost.

          5.   Termination.
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               (a)  The Term will terminate immediately upon the Executive's death, Disability, or, upon thirty (30) days' prior written notice by the Company, in the case of a Determination of Disability. As used herein the term "Disability" means the Executive's inability to perform his duties and responsibilities under this Agreement for a period of more than 120 consecutive days, or for more than 180 days, whether or not continuous, during any 365-day period, due to physical or mental incapacity or impairment. A "Determination of Disability" shall occur when a physician, reasonably satisfactory to both the Executive and the Company and paid for by the Company or the LLC, finds that the Executive will likely be unable to perform his duties and responsibilities under this Agreement for the above-specified period due to a physical or mental incapacity or impairment. Such decision shall be final and binding on the Executive and the Company; provided that if they cannot agree as to a physician,
                           -------------
then each shall select and pay for a physician and these two together shall select a third physician whose fee shall be borne equally by the Executive and either the Company or the LLC and whose Determination of Disability shall be binding on the Executive and the Company. Should the Executive become incapacitated, his employment shall continue and all base and other compensation due the Executive hereunder shall continue to be

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paid through the date upon which the Executive's employment is terminated for
Disability or Determination of Disability in accordance with this section.

               (b) The Term may be terminated by the Company upon notice to the Executive and with or without "Cause" as defined herein.

               (c) The Term may be terminated by the Executive upon notice to the Company and with or without "Good Reason" as defined herein.

          6.   Severance.
               ---------

               (a)  If the Term is terminated by the Company for Cause,

                    (i) the Company and the LLC will pay to the Executive an aggregate amount equal to the Executive's accrued and unpaid base salary through the date of such termination;

                    (ii) all unvested options and restricted shares will terminate immediately; and

                    (iii) any vested options issued pursuant to the Company's Incentive Plan and held by the Executive at termination, will expire ninety (90) days after the termination date.

               (b) If the Term is terminated by the Executive other than because of death, Disability or for Good Reason,

                    (i) the Company and the LLC will pay to the Executive an aggregate amount equal to the Executive's accrued and unpaid base salary through the date of such termination;

                    (ii) all unvested options and restricted shares terminate immediately; and

                    (iii) any vested options issued pursuant to the Company's Incentive Plan and held by the Executive at termination, will expire ninety (90) days after the termination date.

               (c) If the Term is terminated upon the Executive's death or Disability,

                    (i) the Company and the LLC will pay to the Executive's estate or the Executive, as the case may

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                           be, a lump sum payment equal to the Executive's base
                           salary through the termination date, plus a pro rata portion of the Executive's bonus for the fiscal year in which the termination occurred;

                    (ii) the Company will make payments for one (1) year of all compensation otherwise payable to the Executive pursuant to this Agreement, including, but not limited to, base salary, bonus and welfare benefits;

                    (iii) all of the Executive's unvested stock options will immediately vest and such options, along with those previously vested and unexercised, will become exercisable for a period of one (1) year thereafter; and

                    (iv) all of the Executive's unvested restricted stock will immediately vest and all of the restricted stock of the Company held by the Executive shall become free from all contractual restrictions.

               (d) Subject to Section 6(e) hereof, if the Term is terminated by the Company without Cause or other than by reason of Executive's death or Disability, in addition to any other remedies available, or if the Executive terminates the Term for Good Reason,

                    (i) the Company and the LLC shall pay the Executive a lump sum equal to the product of (x) the sum of (A) the Executive's then annual base salary and (B) the amount of the Executive's bonus for the preceding year, multiplied by (y) the greater of (A) two and one-half (2 1/2) and (B) a fraction, the numerator of which is the number of days remaining in the Term (without further extension) and the denominator of which is 365;

                    (ii) all of the Executive's unvested stock options will immediately vest and such options, along with those previously vested and unexercised, will become exercisable for a period of one (1) year thereafter;

                    (iii) all of the Executive's unvested restricted stock will immediately vest and all of the restricted stock of the Company held by the Executive shall become free from all contractual restrictions; and

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                    (iv)   the Company shall also continue in effect the
                           Executive's health benefits noted in Section 4(c) hereof or their equivalent for a period equal to the greater of (X) two and one-half (2 1/2) years or the remaining Term, without further extension or (Y) the date on which the Executive obtains health insurance coverage from a subsequent employer; provided, however, that in the event the Executive remains in the employ of MHC following such termination, his health insurance benefits shall be provided by MHC pursuant to the MHC Agreement rather than pursuant to this Section (6)(d)(iv).

               (e) If, within twenty-four (24) months following a Change in Control, the Term is terminated by the Executive for Good Reason or by the Company without Cause, in addition to any other rights which the Executive may have under law or otherwise, the Executive shall receive the same payments and benefits provided for under Section 6(d) hereof; provided, that the amount of
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the multiplier described in clause (d)(i)(y)(A) of Section 6 hereof shall be increased from two and one-half (2 1/2) times to three and one-half (3 1/2) times.

               (f) If at any time the Term is not extended pursuant to the proviso to Section 1 hereof as a result of the Company giving notice thereunder that it elects to permit the term of this Agreement to expire without extension, the Company shall be deemed to have terminated the Executive's employment without Cause.

               (g)  As used herein, the term "Cause" means:

                    (i) the Executive's willful and intentional failure or refusal to perform or observe any of his material duties, responsibilities or obligations set forth in this Agreement; provided, however, that the
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     Company shall not be deemed to have Cause pursuant to this clause (i)
     unless the Company gives the Executive written notice that the specified conduct has occurred and making specific reference to this Section 6(g)(i) and the Executive fails to cure the conduct within thirty (30) days after receipt of such notice;

                    (ii) any willful and intentional act of the Executive involving malfeasance, fraud, theft, misappropriation of funds, embezzlement or dishonesty affecting the Company or the LLC;

                    (iv) the Executive's conviction of, or a plea of guilty or nolo contendere to, an offense which is a felony in the jurisdiction involved; or

                    (v) the Executive is terminated by MHC for Cause (as defined in the MHC Agreement).

Termination of the Executive for Cause shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean

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delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Company's Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote) of finding that in the good faith opinion of the Board, the Executive was guilty of conduct constituting Cause and specifying the particulars thereof in detail, including, with respect to any termination based upon conduct described in clause (i) above that the Executive failed to cure such conduct during the thirty-day period following the date on which the Company gave written notice of the conduct referred to in such clause (i). For purposes of this Agreement, no such purported termination of the Executive's employment shall be effective without such Notice of Termination;

               (h) As used herein, the term "Good Reason" means the occurrence of any of the following, without the prior written consent of the Executive:

                    (i) assignment to the Executive of duties materially inconsistent with the Executive's positions as described in Section 2(a) hereof, or any significant diminution in the Executive's duties or responsibilities, other than in connection with the termination of the Executive's employment for Cause, Disability or as a result of the Executive's death or by the Executive other than for Good Reason;

                    (ii) the failure of the Company to nominate the Executive to the Board or the failure of the Executive to be elected to the Board;

                    (iii) the change in the location of the Company's principal executive offices or of the Executive's principal place of employment to a location outside the Washington, D.C. metropolitan area;

                    (iv) any material breach of this Agreement by the Company or the LLC which is continuing;

                    (v) a Change in Control; provided that a Change of Control shall only constitute Good Reason if (i) the Executive terminates this Agreement within the six month period following a Change of Control, (ii) the Company terminates the Executive within two years following a Change of Control or (iii) the Company changes the Executive's job title, responsibilities or decreases Executive's compensation within two years following a Change of Control and Executive within six months after such change (but not later than two years following the Change of Control) terminates the Term of this Agreement; or

                    (vi) termination of the MHC Agreement by MHC without Cause (as such term is defined in the MHC Agreement) or termination of the MHC Agreement by Executive for Good Reason (as such term is defined in the MHC Agreement); provided that such terminations of the MHC Agreement shall only constitute Good Reason (for purposes of this Agreement) if the

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         Company does not, effective immediately upon the termination of the
         Executive's employment with MHC, increase the Executive's total annual compensation under this Agreement by the amount of total annual compensation (including base salary, bonus, restricted stock, profits-only operating partnership units, and other similar types of annual compensation) the Executive was receiving from MHC;

           provided, however, that the Executive shall not be deemed to have
           --------  -------
           Good Reason pursuant to clauses (h)(i), (ii) or (iv) above unless the Executive gives the Company or the LLC, as the case may be, written notice that the specified conduct or event has occurred and the Company or the LLC fails to cure such conduct or event within thirty
           (30) days of the receipt of such notice.

                    (i) As used herein, the term "Change in Control" shall have the following meaning:

                          (i) the acquisition (other than from the Company) by any "Person" (as the term is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty (30%) percent or more of the combined voting power of the Company's then outstanding voting securities;

                          (ii) the individuals who were members of the Board (the "Incumbent Board") during the previous twelve (12) month period, cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by
         --------  -------
         the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board;

                          (iii) approval by the stockholders of the Company of
         (a) merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty (50%) percent of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation or (b) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

                          (iv) approval by the stockholders of the Company of any transaction (including without limitation a "going private transaction") involving the Company if the stockholders of the Company, immediately before such transaction, do not as a result of such transaction, own directly or indirectly, more than fifty (50%) percent of the combined voting power of the then outstanding voting securities of the corporation resulting from such transaction in substantially

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           the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such transaction.

                  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to clause (i)(i) above solely because thirty (30%) percent or more of the combined voting power of the Company's then outstanding securities is acquired by (a) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (b) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

                           (j)      The amounts required to be paid and the
benefits required to be made available to the Executive under this Section 6 are absolute. Under no circumstances shall the Executive, upon the termination of his employment hereunder, be required to seek alternative employment and, in the event that the Executive does secure other employment, no compensation or other benefits received in respect of such employment shall be set-off or in any other way limit or reduce the obligations of the Company under this Section 6.

                           (k)      Excise Tax Payments.
                                    -------------------

                                    (i)     Gross-Up Payment. If it shall be
                                            ----------------
           determined that any payment or distribution of any type to or in respect of the Executive, by the Company, the LLC, or any other person, whether paid or payable or distributed or distributable pursuant to the terms of the Agreement or otherwise (the "Total Payments"), is or will be subject to the excise tax imposed by
           Section 4999 of the Internal Code of 1986, as amended (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes) imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments.

                                    (ii)    Determination by Accountant.
                                            ---------------------------

                                            (A) All computations and
           determinations relevant to this Section 6(k) shall be made by a national accounting firm selected by the Company from among the five
           (5) largest accounting firms in the United States (the "Accounting Firm") which firm may be the Company's accountants. Such determinations shall include whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code). In making the initial determination hereunder as to whether a Gross-Up Payment is required the Accounting Firm shall determine that no Gross-Up Payment is

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         required, if the Accounting Firm is able to conclude that no "Change of
         Control" has occurred (within the meaning of Section 280G of the Code) on the basis of "substantial authority" (within the meaning of Section 6230 of the Code) and shall provide opinions to that effect to both the Company and the Executive. If the Accounting Firm determines that a Gross-Up Payment is required, the Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter both to the Company and the Executive by no later than ten (10) days following the Termination Date, if applicable, or such earlier time as is requested by the Company or the Executive (if the Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive and the Company with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that the Executive has substantial authority not to report any Excise Tax on his federal income tax return.

                                   (B) If a Gross-Up Payment is determined to be
         payable, it shall be paid to the Executive within twenty (20) days after the later of (i) the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to the Company by the Accounting Firm or (ii) the date of the event which leads to the Gross-up Payment. Any determination by the Accounting Firm shall be binding upon the Company and the Executive, absent manifest error.

                                   (C) As a result of uncertainty in the
         application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company should have been made ("Underpayment"), or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment (together with any interest and penalties payable by the Executive as a result of such Underpayment) shall be promptly paid by the Company to or for the benefit of the Executive.

                                   (D) In the case of an Overpayment, the
         Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment, provided, however, that (i) the Executive shall not in any event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that he has retained or has recovered as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a

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         manner consistent with the intent of Section 6(k)(i), which is to make the Executive whole, on an after-tax basis, from the application of the Excise Taxes, it being acknowledged and understood that the correction of an Overpayment may result in the Executive repaying to the Company an amount which is less than the Overpayment.

                                   (E) The Executive shall notify the Company in
         writing of any claim by the Internal Revenue Service relating to the possible application of the Excise Tax under Section 4999 of the Code to any of the payments and amounts referred to herein and shall afford the Company, at its expense, the opportunity to control the defense of such claim.

                  7.  Confidential Information.

                      (a) The Executive acknowledges that the Company and its subsidiaries or affiliated ventures ("Company Affiliates") own and have developed and compiled, and will in the future own, develop and compile, certain Confidential Information and that during the course of his rendering services hereunder Confidential Information will be disclosed to the Executive by the Company Affiliates. The Executive hereby agrees that, during the Term and for a period of three years thereafter, he will not use or disclose, furnish or make accessible to anyone, directly or indirectly, any Confidential Information of the Company Affiliates.

                      (b) As used herein, the term "Confidential Information" means any trade secrets, confidential or proprietary information, or other knowledge, know-how, information, documents or materials, owned, developed or possessed by a Company Affiliate pertaining to its businesses, including, but not limited to, trade secrets, techniques, know-how (including designs, plans, procedures, processes and research records), software, computer programs, innovations, discoveries, improvements, research, developments, test results, reports, specifications, data, formats, marketing data and business plans and strategies, customer lists, client lists and client contact lists, agreements and other forms of documents, expansion plans, budgets, projections, and salary, staffing and employment information. Notwithstanding the foregoing, Confidential Information shall not in any event include information which (i) was generally known or generally available to the public prior to its disclosure to the Executive, (ii) becomes generally known or generally available to the public subsequent to its disclosure to the Executive through no wrongful act of the Executive, (iii) is or becomes available to the Executive from sources other than the Company Affiliates which sources are not known to the Executive to be under any duty of confidentiality with respect thereto or (iv) the Executive is required to disclose by applicable law or regulation or by order of any court or federal, state or local regulatory or administrative body (provided that the Executive provides the Company with prior notice of the contemplated disclosure and reasonably cooperates with the Company, at the Company's sole expense, in seeking a protective order or other appropriate protection of such information).

                      (c) The Executive agrees that during his employment hereunder and for a period of twenty-four months thereafter he will not solicit, raid, entice or induce any person that then is or at any time during the twelve-month period prior to the end of the Term was an employee of a Company Affiliate (other than a person whose employment with such Company Affiliate has been terminated by such Company Affiliate), to become employed by any person, firm or corporation.

                  8.  Specific Performance.

                      (a) The Executive acknowledges that the services to be rendered by him hereunder are of a special, unique, extraordinary and personal character and that the Company Affiliates would sustain irreparable harm in the event of a violation by the Executive of Section 7 hereof. Therefore, in addition to any other remedies available, the Company shall be entitled to specific enforcement and/or an injunction from any court of competent jurisdiction restraining the Executive from committing or continuing any such violation of this Agreement without proving actual damages or posting a bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

                      (b) If any of the restrictions on activities of the Executive contained in Section 7 hereof shall for any reason be held by a court of competent jurisdiction to be excessively broad, such restrictions shall be construed so as thereafter to be limited or reduced to be enforceable to the maximum extent compatible with the applicable law as it shall then appear; it being understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights.

                      (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Company fails to make any payment of any amounts or provide any of the benefits to the Executive when due as called for under
Section 6 of this Agreement and such failure shall continue for twenty (20) days after written notice thereof from the Executive, all restrictions on the activities of the Executive under Section 7 hereof shall be immediately and permanently terminated.

                  9.  Withholding. The parties agree that all payments to be
                      -----------
made to the Executive by the Company pursuant to the Agreement shall be subject to all applicable withholding obligations of such company.

                  10. Notices. All notices required or permitted hereunder shall
                      -------
be in writing and shall be deemed given and received when delivered personally, four (4) days after being mailed if sent by registered or certified mail, postage pre-paid, or by one (1) day after delivery if sent by air courier (for next-day delivery) with evidence of receipt thereof or by facsimile with receipt confirmed by the addressee. Such notices shall be addressed respectively:

                      If to the Executive, to:

                           10901 Tara Road
                           Potomac, Maryland 20854

                           If to the Company or to the LLC, to:

                           MeriStar Hotels & Resorts, Inc.
                           1010 Wisconsin Avenue, N.W.
                           Washington, D.C. 20007
                           Attention:  Legal Department

or to any other address of which such party may have given notice to the other parties in the manner specified above.

                  11.      Miscellaneous.
                           -------------

                           (a) This Agreement is a personal contract calling for
the provision of unique services by the Executive, and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligations of the Company and the LLC hereunder will be binding upon and run in favor of their respective successors and assigns. The Company will not be deemed to have breached this Agreement if any obligations of the Company to make payments to the Executive are satisfied by the LLC.

                           (b) This Agreement shall be governed by and construed
and enforced in accordance with the internal laws of the State of Delaware, without regard to conflict of laws principles.

                           (c) Any controversy arising out of or relating to
this Agreement or any breach hereof shall be settled by arbitration in Washington, D.C. by a single neutral arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any award rendered may be entered in any court having jurisdiction thereof, except in the event of a controversy relating to any alleged violation by the Executive of Section 7 hereof, in which case the Company shall be entitled to seek injunctive relief from a court of competent jurisdiction without the requirement to seek arbitration.

                           (d) The headings of the various sections of this
Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                           (e) The provisions of this Agreement which by their
terms call for performance subsequent to the expiration or termination of the Term shall survive such expiration or termination.

                           (f) The Company and the LLC shall reimburse the
Executive for all costs incurred by the Executive in any proceeding for the successful enforcement of the terms of this Agreement, including without limitation all costs of investigation and reasonable attorneys fees and expenses.

                      (g) This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof (other than previously executed option agreements, restricted stock agreements executed by the Executive and the Company and/or the LLC, the "Grant Agreements"), all of which shall be terminated on the Commencement Date. In addition, the parties hereto hereby waive all rights such party may have under all other prior agreements (other then the Grant Agreements), including without limitation, the Executive Employment Agreement entered into as of August 3, 1998 and the Executive Employment Agreement entered into as of April 1, 2000, between the Executive and the Company, all of which shall be terminated on the Commencement Date. In addition, the parties hereto hereby waive all rights such party may have under all other prior agreements and undertakings, both written and oral, among the parties hereto (other than the Grant Agreements).

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

                                                EXECUTIVE:


                                                 /s/ Paul W. Whetsell
                                                --------------------------------
                                                Paul W. Whetsell


                                                COMPANY:

                                                MERISTAR HOTELS & RESORTS, INC.




                                                By:  /s/ Christopher L. Bennett
                                                   -----------------------------
                                                Name:  Christopher L. Bennett
                                                Title: Vice President, Legal and
                                                       Secretary


                                                LLC:

                                                MERISTAR MANAGEMENT COMPANY, LLC

                                                By: MeriStar Hotels & Resorts,
                                                Inc., its general partner



                                                By: /s/ Christopher L. Bennett
                                                   -----------------------------
                                                Name:  Christopher L. Bennett
                                                Title: Vice President, Legal and
                                                       Secretary